EXHIBIT 23.2
                     CONSENT OF INDEPENDENT ACCOUNTANTS

Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statements of Datamarine International, Inc. and Subsidiaries on Form S-8 (File No. 2-68937) pertaining to the Employee Stock Purchase Plan, on Form S-8 (File No. 33-48532) pertaining to the 1991 Stock Option Plan, and on Form S-8 (File No. 333-06927) pertaining to the 1995 Stock Option Plan for Non-employee Directors of our reports dated December 11, 1997, except for the fourth, fifth and sixth sentences in the first paragraph of Note 7, the first and second sentences in the second paragraph of Note 8, and the fourth, fifth and sixth sentences of Note 9 to the financial statements as to which the date is March 2, 1998, on our audits of the consolidated financial statements and financial statement schedule of Datamarine International, Inc. and Subsidiaries as of September 27, 1997 and for the years ended September 27, 1997 and September 28, 1996, which reports are included in this Annual Report on Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP
    --------------------------

Seattle, Washington
January 14, 1999